EXHIBIT 23.2

                    [LETTERHEAD OF DEGOLYER AND MACNAUGHTON]

                                 March 19, 2001


Denbury Resources Inc.
5100 Tennyson Parkway, Ste. 3000
Plano, Texas   75024

Gentlemen:

    We hereby consent to references to our firm and to our report effective December 31, 2000 in the Registration Statement on Form S-3 of Denbury Resources Inc., a Delaware corporation, to be filed with the Securities and Exchange Commission on or about March 21, 2001. We also consent to the reference of our firm under the headings "Experts" in such Registration Statement.


                                               Very truly yours,



                                               /s/ DeGolyer and MacNaughton

                                               DeGOLYER and MacNAUGHTON